Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Inamed Corporation:

We consent to the incorporation by reference in the registration statements (Nos. 333-107528, 333-105021, 333-43072, 333-32226, 333-88541, 333-38698 and 333-33498) on Forms S-3 and S-8 of Inamed Corporation of our reports dated March 14, 2005, with respect to the consolidated balance sheets of Inamed Corporation as of December 31, 2004 and 2003, and the related consolidated statements of income, stockholders’ equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2004, and the related financial statement schedule II, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 and the effectiveness of internal control over financial reporting as of December 31, 2004, which reports appear in the December 31, 2004 Annual Report on Form 10-K of Inamed Corporation.

/s/ KPMG LLP
Los Angeles, California
March 14, 2005